Exhibit 10.3

FORM OF STOCKHOLDER SUPPORT AGREEMENT
This Stockholder Support Agreement (this “Agreement”), dated as of April 29, 2020, is by and between Innovate Biopharmaceuticals, Inc., a Delaware corporation (“Parent”), RDD Pharma, Ltd., an Israel corporation (the “Company”) and the undersigned (“Stockholder”).

A.
Parent, the Company and Innovate MergerSub, Inc., a company organized under the laws of Israel and a direct, wholly-owned subsidiary of Parent (“Merger Sub”) are have entered into an Agreement and Plan of Merger and Reorganization (as may be amended from time to time, the “Merger Agreement”), dated as of October 6, 2019, as amended on December 17, 2020, pursuant to which, among other things, the Merger Sub is to merge with and into the Company, with the Company surviving as a wholly-owned subsidiary of Parent (the “Merger”).

B.
Pursuant to the Merger Agreement closing condition of financing commitments of at least $10,000,000 (the “Financing”), Innovate is entering into Securities Purchase Agreements (the “Purchase Agreements”) with investors to sell shares of Series A Convertible Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), each share convertible into shares of Parent common stock, par value $0.0001 per share (the “Parent Common Stock”), and warrants to purchase Preferred Stock.

C.
As of the date hereof, Stockholder is the Beneficial Owner (as defined below) of and has the sole power to vote (or to direct the voting of) that number of Parent Common Stock as set forth beside Stockholder’s name on Schedule A hereto.

D.
Pursuant to the Purchase Agreements, the Parent has also agreed to seek approval by its stockholders of the conversion into Common Stock of the Company of all the outstanding shares of Preferred Stock (the “Preferred Conversion”).

E.
In order to facilitate the Preferred Conversion and the consummation of the Merger, the Stockholder, solely in Securityholder’s capacity as Beneficial Owner of the Subject Shares (as defined below), has entered into this Agreement and agrees to be bound hereby.

Accordingly, and in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:
ARTICLE 1
VOTING AGREEMENT

1.1	Agreement to Vote.

(a) From the date of this Agreement until the Expiration Date (as defined below), Stockholder will appear at any meeting of stockholders, or otherwise cause any Subject Shares to be counted as present thereat for purposes of calculating a quorum, and vote (or direct the vote of) all of its Subject Shares to [(i)] approve the issuance of shares of Parent Common Stock to the stockholders of the Company upon conversion of the Parent Preferred Stock Payment Shares in accordance with the terms of the Series A Certificate of Designation[; and (ii) approve an amendment to Parent’s 2012 Omnibus Incentive Plan to increase the shares reserved for issuance thereunder]. The matters contemplated by the Sections 1.1(a)[(i) – (ii)] are referred to as the “Parent Stockholder Matters.”

(b) Stockholder will not enter into any agreement with any Person (other than Parent) prior to the Expiration Date directly or indirectly to vote, grant any proxy or give instructions with respect to the voting of, the Subject Shares, the effect of which would be inconsistent with or violate any provision contained in this Section 1.1.

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Exhibit 10.3

Any vote (or withholding of a vote or otherwise abstaining from voting) by Stockholder that is not in accordance with this Section 1.1 will be considered null and void.

(c) Notwithstanding anything in this Section 1 to the contrary, (i) Stockholder shall not be required to vote (or cause to be voted) any of its Subject Shares to amend the terms of the Parent Convertible Preferred Stock (an “Adverse Amendment”) and (ii) Stockholder shall remain free to vote (or execute proxies with respect to) the Subject Shares with respect to any matter not covered by this Section 1.1 in any manner Stockholder deems appropriate.
1.2 Revocation of Proxies. Stockholder hereby represents and warrants that any proxies heretofore given in respect of the Subject Shares are not irrevocable, and Stockholder hereby revokes any and all prior proxies with respect to the Subject Shares. Prior to the Expiration Date, Stockholder will not directly or indirectly grant any proxies or powers of attorney (other than to Parent), deposit any of the Subject Shares into a voting trust or enter into a voting agreement (other than this Agreement) with respect to any of the Subject Shares.
ARTICLE 2
DEFINITIONS
Capitalized terms used for purposes of this Agreement:
“Affiliate” means, with respect to any specified Person, a Person who, at the time of determination, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified Person. For purposes of this Agreement, with respect to Stockholder, “Affiliate” does not include Parent and the Persons that directly or indirectly through one or more intermediaries are controlled by Parent.

“Beneficially Owned” or “Beneficial Ownership” with respect to any securities means having beneficial ownership of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act of 1934, as amended, disregarding the phrase “within 60 days” in paragraph (d)(1)(i) thereof), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities, securities Beneficially Owned by a Person include securities Beneficially Owned by (i) all Affiliates of such Person, and (ii) all other Persons with whom such Person would constitute a “group” within the meaning of Section 13(d) of the Exchange Act and the rules promulgated thereunder.
“Beneficial Owner” with respect to any securities means a Person that has Beneficial Ownership of such securities.
“Series A Certificate of Designation” means Parent’s Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock, in substantially the same form as attached hereto as Exhibit B.
“Subject Shares” means, with respect to Stockholder, the shares of Parent Common Stock Beneficially Owned by the Stockholder on the date of any Parent Stockholders’ Meeting (as defined herein), which as of the date hereof, are reflected on Exhibit A and entitled to vote on the date of any Parent Stockholders’ Meeting.
ARTICLE 3
REPRESENTATIONS, WARRANTIES AND ADDITIONAL COVENANTS OF STOCKHOLDER
The Stockholder represents, warrants and covenants to Parent that:
3.1 Ownership. Stockholder is the sole Beneficial Owner and the record and legal owner of the Parent Common Stock identified on Exhibit A (subject, in the case of exercised options and warrants, to Parent’s valid issuance thereof) and such shares constitute all of the capital stock of Parent that are Beneficially Owned by

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Exhibit 10.3

Stockholder. Subject, in the case of exercised options and warrants, to Parent’s valid issuance thereof, Stockholder has good and valid title to all of the Parent Common Stock, free and clear of all liens, claims, options, proxies, voting agreements and security interests and has the sole right to such Parent Common Stock and there are no restrictions on rights of disposition or other liens or encumbrances pertaining to such Parent Common Stock (other than pursuant to this Agreement and compliance with applicable securities laws) that could adversely affect the exercise or fulfillment of the rights and obligations of Stockholder under this Agreement. None of the Parent Common Stock is subject to any voting trust or other contract with respect to the voting thereof, and no proxy, power of attorney or other authorization has been granted with respect to any of such Parent Common Stock
3.2 Authority and Non-Contravention.
(a) Stockholder is a natural person, corporation, limited partnership or limited liability company, duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, organized or constituted. Stockholder has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Stockholder and the consummation by Stockholder of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, if any, and no other corporate proceedings on the part of Stockholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.
(b) This Agreement has been duly and validly executed and delivered by Stockholder and constitutes the legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms except (i) to the extent limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.
(c) Stockholder is not, nor will it be, required to make any filing with or give any notice to, or to obtain any consent from, any Person in connection with the execution, delivery or performance of this Agreement or obtain any permit or approval from any government authority for any of the transactions contemplated hereby, except to the extent required by Section 13 or Section 16 of the Exchange Act and the rules promulgated thereunder.
(d) Neither the execution and delivery of this Agreement by Stockholder nor the consummation of the transactions contemplated hereby will directly or indirectly (whether with notice or lapse of time or both) (i) conflict with, result in any violation of or constitute a default by Stockholder under any mortgage, bond, indenture, agreement, instrument or obligation to which Stockholder is a party or by which it or any of the Parent Common Stock are bound, or violate any permit of any government authority, or any applicable law or order to which Stockholder, or any of the Parent Common Stock, may be subject, or (ii) result in the imposition or creation of any lien or encumbrance upon or with respect to any of the Parent Common Stock; except, in each case, for conflicts, violations, defaults or liens or encumbrances that would not individually or in the aggregate be reasonably expected to prevent or materially impair or delay the performance by the Stockholder of its obligations hereunder.
(e) Stockholder has requisite voting power and requisite power to issue instructions with respect to the matters set forth in Article 1 hereof and requisite power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Parent Common Stock, with no limitations, qualifications or restrictions on such rights, in each case, to the extent permitted by applicable law.
3.3 Total Shares. Except as set forth on Exhibit A, Stockholder is not the Beneficial Owner of, and does not have (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing) any right to acquire, and has no other interest in or voting rights with respect to, any Parent Common Stock or any securities convertible into or exchangeable or exercisable for Parent Common Stock.
3.4 No Litigation. As of the date of this Agreement, there is no Legal Proceeding pending or, to the knowledge of the Stockholder, threatened against the Stockholder that would reasonably be expected to impair the ability of the Stockholder to perform its obligations hereunder or consummate the transactions contemplated hereby
ARTICLE 4

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Exhibit 10.3

REPRESENTATIONS, WARRANTIES AND COVENANTS OF PARENT
4.1 Certain Representations, Warranties and Covenants of Parent
Parent represents, warrants and covenants to Stockholder that this Agreement constitutes the legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except (i) to the extent limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. Parent has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by Parent of this Agreement and the consummation by Parent of the transactions contemplated hereby have been duly and validly authorized by Parent and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent.
4.2 Parent Stockholders’ Meeting
(a) As promptly as practicable following the date hereof, Parent shall take all action necessary under applicable Law to call and give notice of a meeting of the holders of Parent Common Stock for the purpose of seeking approval of the Parent Stockholder Matters (the “Parent Stockholders’ Meeting”).
(b) Parent agrees to use reasonable best efforts to call and hold the Parent Stockholders’ Meeting in accordance with the deadline as set forth in Section 7.8 of the Purchase Agreement. If, despite the Company’s reasonable best efforts, the Stockholder Approval is not obtained after such stockholder meeting, the Company shall cause an additional Stockholder Meeting to be held semi-annually thereafter until such Stockholder Approval is obtained.
ARTICLE 5
TERM AND TERMINATION
This Agreement will become effective as of the date hereof. This Agreement will terminate upon the earlier to occur of (i) the approval of the Parent Stockholder Matters, (ii)  the date of termination or closing of the Financing, or (iii) the mutual agreement of Parent, Company and Stockholder to terminate this Agreement (any such date under clauses (i) through (ii) being referred to herein as the “Expiration Date”). The parties acknowledge that upon termination of this Agreement as permitted under and in accordance with the terms of this Article 5, no party to this Agreement shall have the right to recover any claim with respect to any losses suffered by such party in connection with such termination, except that the termination of this Agreement will not relieve Stockholder from any liability for any inaccuracy in or breach of any representation, warranty or covenant contained in this Agreement. Notwithstanding anything to the contrary herein, Article 6 of this Agreement will survive any termination of this Agreement.
ARTICLE 6
GENERAL PROVISIONS
6.1 Action in Stockholder Capacity Only. Stockholder is entering into this Agreement solely in Stockholder’s capacity as a record holder and Beneficial Owner, as applicable, of the Parent Common Stock and not in Stockholder’s capacity as a director or officer of the Company. Nothing herein will limit or affect Stockholder’s ability to act as an officer or director of the Company.
6.2 No Ownership Interest. Nothing contained in this Agreement will be deemed to vest in Parent or any of its Affiliates any direct or indirect ownership or incidents of ownership of or with respect to the Subject Shares.

6.3 Notices. All notices and other communications hereunder must be in writing and will be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) or e-mail to the parties at

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Exhibit 10.3

the following addresses (or at such other address for a party as specified by like notice or, if specifically provided for elsewhere in this Agreement, by email); provided, however, that notices sent by mail will not be deemed given until as follows:
if to Parent or Merger Sub, to

Innovate Biopharmaceuticals, Inc. 8480 Honeycutt Road, Suite 120 Raleigh, NC 27615 Attention: Ed Sitar, Chief Financial Officer Email: esitar@innovatebiopharma.com with a copy to (which shall not constitute notice) to:

Sheppard Mullin Richter & Hampton LLP 30 Rockefeller Plaza New York, NY 10112 Attention: Jeffrey Fessler, Esq. Email: jfessler@sheppardmullin.com if to the Company:
RDD Pharma LTD.
31 Habarzel St.
Tel Aviv 69710 Israel
Telephone: (919) 522-6092
Attention: John Temperato
Email: jtemperato@rddpharma.com
with copies (which shall not constitute notice) to:
Wyrick Robbins Yates & Ponton LLP
4101 Lake Boone Trail, Suite 300
Raleigh, NC 27607
Telephone: 919-781-4000
Attention: Donald R. Reynolds, Esq.
Email: Dreynolds@wyrick.com

If to Stockholder, to Stockholder’s address set forth on Exhibit A.
6.4 Publicity. Unless required by applicable law or permitted by the Merger Agreement, Stockholder will not, and will not authorize or direct any of its Affiliates or representatives to, make any press release or public announcement with respect to this Agreement or the Merger Agreement or the transactions contemplated hereby or thereby, without the prior written consent of Parent in each instance.
6.5 Further Actions. Upon the request of any party to this Agreement, the other party will (a) furnish to the requesting party any additional information, (b) execute and deliver, at their own expense, any other documents and (c) take any other actions as the requesting party may reasonably require to more effectively carry out the intent of this Agreement. Stockholder hereby agrees that Parent may publish and disclose in any filing made by Parent with the SEC, the Nasdaq Stock Market or other applicable regulatory authority, the Stockholder’s identity and ownership

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Exhibit 10.3

of any Parent Common Stock and the nature of such Stockholder’s commitments, arrangements, and understandings under this Agreement and may further file this Agreement as an exhibit to any other filing made by Parent with the SEC. Stockholder agrees to (x) provide any information reasonably requested by Parent for any such regulatory application or filing and (y) notify Parent promptly of any additional shares of capital stock of Parent of which Stockholder becomes the record holder or Beneficial Owner after the date of this Agreement.
6.6 Entire Agreement and Modification. This Agreement, and any other documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, between the parties with respect to its subject matter and constitute (along with the documents delivered pursuant to this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended, supplemented or otherwise modified except by a written document executed by the party against whose interest the modification will operate. The parties will not enter into any other agreement inconsistent with the terms and conditions of this Agreement, or that addresses any of the subject matters addressed in this Agreement.

6.7 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without affecting the validity or enforceability of the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision will be interpreted to be only so broad as is enforceable.
6.8 No Third-Party Rights. Stockholder may not assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of Parent. This Agreement will apply to, be binding in all respects upon, and inure to the benefit of each of the respective successors, personal or legal representatives, heirs, distributes, devisees, legatees, executors, administrators and permitted assigns of Stockholder and the successors and permitted assigns of Parent. Nothing expressed or referred to in this Agreement will be construed to give any Person, other than the parties to this Agreement, any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement except such rights as may inure to a successor or permitted assignee under this Section 6.8.
6.9 Enforcement of Agreement. Stockholder acknowledges and agrees that Parent could be damaged irreparably if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by Stockholder could not be adequately compensated by monetary damages. Accordingly, Stockholder agrees that, (a) it will waive, in any action for specific performance, the defense of adequacy of a remedy at law, and (b) in addition to any other right or remedy to which Parent may be entitled, at law or in equity, Parent will be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.
6.10 Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither any failure nor any delay by a party in exercising any right, power or privilege under this Agreement, or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement, or any of the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in a written document signed by the other party, (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given, and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement, or the documents referred to in this Agreement.

6.11 Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of

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Exhibit 10.3

conflicts of laws. In any action or proceeding between any of the parties arising out of or relating to this Agreement, the Merger or any of the Contemplated Transactions, each of the parties: (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the United States District Court for the District of Delaware or, to the extent that neither of the foregoing courts has jurisdiction, the Superior Court of the State of Delaware; (b) agrees that all claims in respect of such action or proceeding shall be heard and determined exclusively in accordance with clause (a) of this Section 6.11; (c) waives any objection to laying venue in any such action or proceeding in such courts; (d) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any party; (e) agrees that service of process upon such party in any such action or proceeding shall be effective if notice is given in accordance with Section 6.3 of this Agreement; and (f) irrevocably and unconditionally waives the right to trial by jury.
6.12 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which, taken together, will constitute one and the same instrument. This Agreement may be executed by facsimile signature (including signatures in Adobe PDF or similar format).
6.13 Expenses. Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such expenses.
6.14 Interpretation and Construction. When a reference is made in this Agreement to a Section, such reference is to a Section of this Agreement, unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” and “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” The words “hereof, “herein” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “will” shall be construed to have the same meaning as the word “shall.” The words “dates hereof” will refer to the date of this Agreement. The word “or” is used in the inclusive sense of “and/or.” The terms “or,” “any” and “either” are not exclusive. When used herein, the words “to the extent” shall be deemed to be followed by the words “but only to the extent.” The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement, instrument, law, rule or statute defined or referred to herein means, unless otherwise indicated, such agreement, instrument, law, rule or statute as from time to time amended, modified or supplemented. Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said independent counsel. Each party cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties will be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this Agreement will be decided without regards to events of drafting or preparation.

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Exhibit 10.3

IN WITNESS WHEREOF, the parties hereto have caused this Stockholder Support Agreement to be duly executed as of the day and year first above written.

PARENT:	INNOVATE BIOPHARMACEUTICALS, INC.

By:
Name:
Title:

COMPANY:	RDD PHARMA, LTD.

By:
Name:
Title:

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Exhibit 10.3

STOCKHOLDER:	[ENTITY NAME]

By:
Name: Title:

[NATURAL PERSON NAME]

Additional Signature (if held jointly):

(If held jointly)

(Printed Full Name)

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Exhibit 10.3

EXHIBIT A

NAME AND	PARENT COMMON STOCK
ADDRESS OF STOCKHOLDER	BENEFICIALLY OWNED
[Name]	[•] shares of common stock
[Address 1]
[Address 2]
[E-mail]

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Exhibit 10.3

EXHIBIT B

Series A Convertible Preferred Stock Certificate of Designation

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